UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2019

DIGITAL REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32336	26-0081711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200

San Francisco, California 94111

(Address of Registrant’s Principal Executive Offices and Zip Code)

(415) 738-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series C Cumulative Redeemable Perpetual Preferred Stock	DLR Pr C	New York Stock Exchange
Series G Cumulative Redeemable Preferred Stock	DLR Pr G	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock	DLR Pr I	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On October 29, 2019, Digital Realty Trust, Inc., a Maryland corporation (“Parent”), entered into a Purchase Agreement (the “Purchase Agreement”) with InterXion Holding N.V., a Dutch public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (“InterXion”) and DN 39J 7A B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the Laws of the Netherlands and an indirect subsidiary of Parent (“Buyer”).

Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions thereof, Buyer will commence a tender offer (the “Offer”) to purchase all of the outstanding ordinary shares, nominal value €0.10 per share, of InterXion (the “Shares”) in exchange for 0.7067 shares of common stock of Parent (“Parent Common Stock”) per Share (the “Offer Consideration”). The Offer will initially remain open until 4:00 p.m. (New York City time) on the day that is the later of (a) twenty-one business days after the commencement of the Offer and (b) six business days after the date of the extraordinary general meeting discussed below (the “EGM”), and may be extended in accordance with the terms of the Purchase Agreement (the “Expiration Time”).

InterXion’s Chief Executive Officer, David Ruberg, who currently controls 1,013,000 of the Shares, has entered into a tender and support agreement with Parent pursuant to which he has agreed, among other things, to tender his respective Shares in the Offer and to vote in favor of the adoption of certain shareholders’ resolutions at the EGM. The tender and support agreement will terminate upon a termination of the Purchase Agreement.

Buyer’s obligation to purchase Shares validly tendered and not properly withdrawn pursuant to the Offer is subject to the satisfaction or waiver of various closing conditions, including (a) a number of Shares having been validly tendered and not properly withdrawn that would allow Buyer to acquire at least eighty percent (80%) of the outstanding Shares on a fully-diluted and as-converted basis at the closing (the “Closing”) of the Offer (the “Minimum Condition”); provided Parent and Buyer may reduce the minimum condition to sixty-six and two-thirds percent (66 2/3%); (b) certain required approvals relating to anti-competition filings and foreign investment authorizations shall have been received and be in full force and effect or their relevant waiting periods (and any extension thereof) shall have expired or been terminated (collectively, the “Required Approvals”); (c) the absence of any applicable law or order of a governmental authority prohibiting, rendering illegal or enjoining the consummation of the Offer or the other transactions contemplated by the Purchase Agreement; (d) the accuracy of the representations and warranties of InterXion contained in the Purchase Agreement (subject to certain materiality standards); (e) InterXion’s material compliance with its covenants contained in the Purchase Agreement; (f) there not having been a material adverse effect on InterXion following the execution of the Purchase Agreement (subject to certain exceptions); (g) the resignation of certain existing members of the InterXion Board; (h) the adoption of resolutions at the EGM (or a subsequent EGM) providing for, among other things, the approval of a statutory Dutch legal triangular merger, the approval of an asset sale and the appointment of Buyer designees to the InterXion Board effective upon the Closing, and receipt of the Parent Stockholder Approval (as defined in the Purchase Agreement) at the Parent Stockholder Meeting (as defined in the Purchase Agreement); (i) a certificate of InterXion having been delivered to Buyer certifying as to the satisfaction of certain offer conditions; (j) the Purchase Agreement not having been terminated in accordance with its terms; (k) a registration statement on Form S-4 registering the offer and sale of Parent Common Stock (the “Registration Statement”) having been declared effective by the Securities and Exchange Commission (the “SEC”) and a stop order suspending the effectiveness of the Registration Statement not having been issued; and (l) the shares of Parent Common Stock to be issued in the Offer having been approved for listing on the New York Stock Exchange (“NYSE”).

The Purchase Agreement provides, among other things, that following the Closing and expiration of the subsequent offering periods provided in the Purchase Agreement, Parent will effectuate, and at Buyer’s election, InterXion and its subsidiaries shall effectuate, a corporate reorganization of InterXion and its subsidiaries (a “Post-Offer Reorganization”). If Parent, Buyer and their affiliates own less than 95% (but at least 80%) of InterXion’s issued and outstanding capital, the Post-Offer Reorganization may be undertaken by means of, among other alternatives described in the Purchase Agreement, a Dutch legal triangular merger (juridische driehoeksfusie) (the “Legal Merger”), a Dutch legal demerger (juridische splitsing) (the “Legal Demerger”), or a sale of the assets of InterXion to Buyer (the “Asset Sale”), followed promptly by a liquidation of InterXion (the “Liquidation”). If Parent, Buyer and their affiliates acquire 95% or more of InterXion’s issued and outstanding capital, the Post-Offer Reorganization may be undertaken by the commencement of a compulsory acquisition by Buyer of Shares from any remaining minority InterXion shareholders in accordance with Section 2:92a of the Dutch Civil Code (the “DCC”) or, if applicable, Section 2:201a of the DCC (the “Compulsory Acquisition”). The Legal Merger, Legal Demerger, Asset Sale and Liquidation are subject to approval by InterXion’s shareholders at the EGM. As discussed above, pursuant to the tender and support agreement, Mr. Ruberg has committed to vote his Shares in favor of the Legal Merger, Legal Demerger, Asset Sale and Liquidation and certain other matters, including the election of five (5) director designees of Parent to the InterXion Board effective as of the Closing. If Buyer commences the Liquidation, InterXion will be dissolved in accordance with Sections 2:19 - 2:23b of the DCC and all minority shareholders who did not tender their Shares in the Offer will ultimately receive, for each Share then held, that number of shares of Parent Common Stock equal to the Offer Consideration (without interest and less any applicable withholding taxes). If Buyer commences the Compulsory Acquisition, all holders of Shares who did not tender their Shares in the Offer will receive, for each Share then held, cash in an amount determined by the Enterprise Chamber of the Amsterdam Court of Appeals. It is expected that, following the completion of the Offer and expiration of the subsequent offering periods provided in the Purchase Agreement, InterXion will no longer be a publicly traded company, the listing of the Shares on the New York Stock Exchange (“NYSE”) will be terminated and the Shares will be deregistered under the Exchange Act of 1934, as amended (the “Exchange Act”), resulting in the cessation of InterXion’s reporting obligations with respect to the Shares thereunder.

If, at the scheduled Expiration Time, any of the Offer conditions have not been satisfied or waived by Buyer, Buyer must extend the Offer on one or more occasions in consecutive periods of at least 5 business days and up to 10 business days each (or such other duration as may be agreed to by Buyer and InterXion) in order to permit the satisfaction of such offer conditions; provided, that Buyer may extend the Offer for at least 10 business days and up to 20 business days if it is not reasonably likely that, within such 5-10 business day extension period, regulatory approval will be obtained, a legal restraint will not be removed, the Registration Statement will be declared effective and/or the Parent Common Stock to be issued in the Offer will be approved for listing on NYSE; provided further, that Buyer is not required or permitted to extend the Offer on more than three occasions in consecutive periods of at least 5 business days or up to 10 business days each if the sole unsatisfied condition is the Minimum Condition and that Buyer is not required to extend the Offer beyond October 29, 2020; provided, further, that if InterXion elects to hold a subsequent EGM, it will extend the Offer for 6 business days after the date of that subsequent EGM.

As of the Closing, the InterXion Board will consist of at least seven directors, (i) at least five of whom may be designated in writing by Parent and (ii) two independent non-executive directors designated by InterXion and Parent by mutual written agreement.

The Purchase Agreement includes customary representations, warranties and covenants of Parent, Buyer and InterXion. Until the earlier of the termination of the Purchase Agreement and the Closing, InterXion has agreed to operate its and its subsidiaries’ businesses in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Purchase Agreement.

InterXion has also agreed, among other things, to cease all existing, and to not solicit or initiate, discussions with third parties regarding Alternative Acquisition Proposals (as defined in the Purchase Agreement) or participate in any discussions or negotiations with any third party regarding such proposals.

Subject to certain exceptions, the InterXion Board is not permitted to (a) withhold, withdraw, qualify or modify its recommendation to its shareholders to accept the Offer and approve and adopt certain matters, including the transactions contemplated by the Purchase Agreement (the “InterXion Recommendation”), (b) recommend, adopt or approve any Alternative Acquisition Proposal, (c) publicly make any recommendation in connection with an Alternative Acquisition Proposal other than a recommendation against such proposal, (d) fail to publicly and without qualification recommend against any Alternative Acquisition Proposal or fail to reaffirm the InterXion Recommendation within certain specified time periods (any such action in this paragraph an “Adverse Recommendation Change”), (e) publicly propose to do any of the foregoing or (f) approve or recommend or allow InterXion or any affiliates to execute or enter into, any agreement relating to any Alternative Acquisition Proposal.

Subject to certain exceptions, the board of directors of Parent (the “Parent Board”) is not permitted to (a) withhold, withdraw, qualify, amend or modify in a manner adverse to InterXion its recommendation to its shareholders to vote in favor of the issuance of Parent Common Stock (the “Parent Recommendation”), (b) publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to InterXion, the Parent Recommendation, (c) fail to make, or include in the applicable Parent Disclosure Documents (as defined in the Purchase Agreement), the Parent Recommendation, or (d) make any public statement inconsistent with the Parent Recommendation (any such action in this paragraph a “Parent Adverse Recommendation Change”).

Solely in response to a Superior Proposal (as defined in the Purchase Agreement) received by the InterXion Board, which must be (i) more favorable to InterXion and its shareholders and (ii) include offer consideration with a value that exceeds the Offer Consideration by at least 7%, the InterXion Board may at any time prior to the Expiration Time make an Adverse Recommendation Change, or terminate the Purchase Agreement and enter into an Alternative Acquisition Agreement (as defined in the Purchase Agreement) with respect to a Superior Proposal if, (a) InterXion has provided to Parent and Buyer four (4) business days’ prior written notice of the existence of and material terms and conditions of the Superior Proposal; (b) InterXion has engaged in good faith negotiations with Parent and Buyer to amend the Purchase Agreement to make the Purchase

Agreement at least as favorable as the Alternative Acquisition Proposal; and (c) the InterXion Board has determined that, in light of such Superior Proposal and taking into account any revised terms proposed by Parent, that the failure to effect an Adverse Recommendation Change and/or terminate the Purchase Agreement would be inconsistent with the directors’ fiduciary duties under the laws of the Netherlands. In the event of any such termination, InterXion will be obligated to pay to Parent termination compensation described below.

Upon the occurrence of any Parent Intervening Event (as defined in the Purchase Agreement), the Parent Board may at any time prior to the Expiration Time make a Parent Adverse Recommendation Change if, (a) Parent has provided to InterXion four (4) business days’ prior written notice of the existence of and facts of the Parent Intervening Event, (b) Parent has engaged in good faith negotiations with the Company to amend the Purchase Agreement to make the Purchase Agreement at least as favorable as the Parent Intervening Event and (c) the Parent Board has determined that, in light of such Parent Intervening Event and taking into account any revised terms proposed by the Company, that the failure to effect a Parent Adverse Recommendation Change would be inconsistent with the Parent Board’s fiduciary duties under the laws of the State of Maryland.

Parent and InterXion have agreed to use their respective reasonable best efforts to obtain the Required Approvals.

The Purchase Agreement contains certain termination rights, including, but not limited to, (i) the right of either party to terminate the Purchase Agreement if the Offer is not consummated on or before 11:59 p.m. (New York City time) on October 29, 2020 (the “End Date”), provided, further, that if all of the Offer conditions shall have been satisfied (other than the condition that all Required Approvals (as defined in the Purchase Agreement) shall have been received), the End Date shall automatically extend until the date that is 90 days following the initial End Date; (ii) the right of InterXion to terminate the Purchase Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (provided that InterXion complies with certain notice and other requirements described above, including the concurrent payment of the termination compensation discussed below) or due to a Parent Adverse Recommendation Change by the Parent Board; and (iii) the right of Buyer to terminate due to an Adverse Recommendation Change by the InterXion Board.

If the Purchase Agreement is terminated under certain circumstances, including termination by InterXion to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or a termination following an Adverse Recommendation Change by the InterXion Board, InterXion will be obligated to pay to Parent termination compensation equal to $72.6 million in cash.

If the Purchase Agreement is terminated by InterXion due to a Parent Adverse Recommendation Change, Parent will be obligated to pay to InterXion termination compensation equal to $254.3 million in cash. Parent would also be obligated to reimburse InterXion for up to $25,000,000 of its documented out-of-pocket fees, costs and expenses incurred in connection with the transactions contemplated by the Purchase Agreement if the Purchase Agreement is terminated by Parent or InterXion due to the Parent Stockholder Approval not having been obtained at the Parent Stockholder Meeting.

The foregoing description of the Purchase Agreement is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, Buyer or InterXion. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in InterXion’s or Parent’s public disclosures.

ITEM 7.01	Regulation FD Disclosure.

On October 29, 2019 Parent and InterXion issued a joint press release announcing the execution of the Purchase Agreement by and among the Parent, Buyer and InterXion, pursuant to which, upon the terms and subject to the conditions thereof, Buyer will commence a tender offer to purchase all of the outstanding ordinary shares of InterXion. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

2.1	Purchase Agreement, dated as of October 29, 2019, by and between Digital Realty Trust, Inc., DN 39J 7A B.V. and InterXion Holding N.V.

99.1	Joint Press Release of Digital Realty Trust, Inc. and InterXion Holding N.V., dated October 29, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document.

Additional Information and Where to Find It

This communication is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transactions, Parent intends to file a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), that will include a proxy statement of Parent, which also constitutes a prospectus of Parent. After the registration statement is declared effective by the SEC, Parent intends to mail a definitive proxy statement/prospectus to shareholders of Parent and Parent intends to cause Buyer to file a Tender Offer Statement on Schedule TO (the “Schedule TO”) with the SEC and soon thereafter InterXion intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with respect to the tender offer. The tender offer for the outstanding common stock of InterXion referred to in this document has not yet commenced. The solicitation and offer to purchase shares of InterXion’s common stock will only be made pursuant to the Schedule TO and related offer to purchase. This material is not a substitute for the proxy statement/prospectus, the Schedule TO, the Schedule 14D-9 or the Registration Statement or for any other document that Parent or InterXion may file with the SEC and send to Parent’s or InterXion’s shareholders in connection with the proposed transactions.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION OR DECISION WITH RESPECT TO THE TENDER OFFER, WE URGE INVESTORS OF PARENT AND INTERXION TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS, SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY PARENT AND INTERXION WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, INTERXION AND THE PROPOSED TRANSACTIONS.

Investors will be able to obtain free copies of the Registration Statement, proxy statement/prospectus, Schedule TO and Schedule 14D-9, as each may be amended from time to time, and other relevant documents filed by Parent and InterXion with the SEC (when they become available) at http://www.sec.gov, the SEC’s website, or free of charge from Parent’s website (http://www.digitalrealty.com) or by contacting Parent’s Investor Relations Department at (415) 848-9311. These documents are also available free of charge from InterXion’s website (http://www.interxion.com) or by contacting InterXion’s Investor Relations Department at (813) 644-9399.

Participants in the Solicitation

Parent, InterXion and their respective directors and certain of their executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Parent’s and InterXion’s shareholders in connection with the proposed transactions. Information regarding the officers and directors of Parent is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 1, 2019. Information regarding the officers and directors of InterXion and their ownership of InterXion ordinary shares is set forth in InterXion’s Annual Report on Form 20-F, which was filed with the SEC on April 30, 2019. Additional information regarding the persons who may be deemed participants and their interests will be set forth in the Registration Statement and proxy statement/prospectus and other materials when they are filed with SEC in connection with the proposed transactions. Free copies of these documents may be obtained as described in the paragraphs above.

Forward-Looking Statements

Parent and InterXion caution that statements in this communication that are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact actual results of operations of Parent, InterXion and the combined company. These forward-looking statements include, among other things, statements about anticipated satisfaction of closing conditions and completion of the proposed transactions contemplated by the purchase agreement between them. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: the ability of Parent and InterXion to obtain the regulatory and shareholder approvals necessary to complete the anticipated combination, on the anticipated timeline or at all; the risk that a condition to the closing of the anticipated combination may not be satisfied, on the anticipated timeline or at all or that the anticipated combination may fail to close; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated combination; the costs incurred to consummate the anticipated combination; the possibility that the expected synergies from the anticipated combination will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; disruption from the anticipated combination making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the anticipated combination; adverse changes in the markets in which Parent and InterXion operate or credit markets; and changes in the terms, scope or timing of contracts, contract cancellations, and other modifications and actions by customers and other business counterparties of Parent and InterXion. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on forward looking statements. For a more complete discussion of these and other risk factors, please see (i) Parent’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q and (ii) InterXion’s filings with the SEC, including its annual report on Form 20-F for the year ended December 31, 2018 and its subsequent reports on Form 6-K. This communication reflects the views of Parent’s management as of the date hereof. Except to the extent required by applicable law, Parent undertakes no obligation to update or revise any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL REALTY TRUST, INC.

Date: October 29, 2019	By:	/s/ Joshua A. Mills
	Name:	Joshua A. Mills
	Title:	Executive Vice President General Counsel and Secretary